Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold S. Edwards and Mark Palamountain, and each of them, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant on March 23, 2022 and in the capacities indicated.

Signature	Title

/s/ Harold S. Edwards	Director, President and Chief Executive Officer
Harold S. Edwards	(Principal Executive Officer)

/s/ Mark Palamountain	Chief Financial Officer, Treasurer and Corporate Secretary
Mark Palamountain	(Principal Financial Officer)

/s/ Gordon E. Kimball	Chairman of the Board of Directors
Gordon E. Kimball

/s/ Elizabeth B. Chess	Director
Elizabeth B. Chess

/s/ Amy Fukutomi	Director
Amy Fukutomi

/s/ Jesus “Chuy” Loza	Director
Jesus “Chuy” Loza

/s/ John W.H. Merriman	Director
John W.H. Merriman

/s/ Elizabeth Mora	Director
Elizabeth Mora

/s/ Donald R. Rudkin	Director
Donald R. Rudkin

/s/ Robert M. Sawyer	Director
Robert M. Sawyer

/s/ Scott S. Slater	Director
Scott S. Slater

/s/ Edgar A. Terry	Director
Edgar A. Terry